March 2, 2026 Life360 Reports Record Q4 2025 Results Monthly Active Users Reached Approximately 95.8 million; Up 20% Year-Over-Year Record Annual Global Net Additions of 576 thousand Paying Circles, Reaching 2.8 million Total Total Annual Revenue Grew 32% Year-Over-Year to $489.5 million Annualized Monthly Revenue Increased 30% Year-Over-Year to $478.0 million Record Annual Adjusted EBITDA of $93.2 million SAN FRANCISCO, California. Life360, Inc. (Life360 or the Company) (NASDAQ: LIF, ASX: 360), the provider of the market leading family safety and connection mobile application, today announced unaudited financial results for the fourth quarter (Q4) and audited financial results for the full year ended December 31, 2025. Building on the momentum of prior quarters, the Company achieved record-breaking results across key metrics, including Monthly Active Users (MAU), Paying Circles, Global Net Additions, Subscription Revenue, Annualized Monthly Revenue, Net Income, and Adjusted EBITDA. "2025 was a landmark year for Life360. For the first time in company history, we achieved annual net income, reflecting both the fundamental strength of our freemium model and the operating discipline we've built over the past several years," said Life360 Chief Executive Officer Lauren Antonoff. "We exited the year with 95.8 million monthly active users, 2.8 million Paying Circles with record annual net additions, full-year revenue growth of 32%, and 105% growth of Adjusted EBITDA." "Beyond the numbers, we made significant progress building our family super app platform in 2025. We introduced Pet GPS, our first fully in-house created device, and launched simultaneously across five global markets. We acquired Fantix, enabling proprietary location-based Place Ads and attribution measurement with Uplift. And we completed the Nativo acquisition in January 2026, creating a full-stack advertising platform with Fortune 500 relationships and thousands of publishers. Together, these initiatives establish Life360 as a multi-engine platform combining subscription excellence with emerging advertising scale. "We are deep into the transition to become an AI-first company. Organization-wide active AI adoption has grown to over 95%, accelerating our execution and expanding what's possible for families on our platform. We see AI as an opportunity to accelerate our path and deepen our moat. Our core use case is durable because it is anchored in real people moving through the physical world, generating data that further deepens our advantage. "These accomplishments bring us closer to achieving our strategic goals of surpassing 150 million MAU and $1 billion in annual revenue, delivering consistent Adjusted EBITDA margin expansion on our path to above 35%. We enter 2026 with accelerating Paying Circles growth, our multi-engine business model scaling, and strong conviction in our ability to deliver substantial value for Life360 members, advertisers, partners, and shareholders.” "Life360 delivered strong financial performance in 2025, exceeding our guidance across all key metrics," said Chief Financial Officer Russell Burke. "Full year revenue grew 32% year-over-year to $489.5 million, and Adjusted EBITDA grew 105% year-over-year to $93.2 million. We also achieved our first full year of profitability with net income of $150.8 million, or $32.5 million after excluding a significant one-time, non- cash tax benefit of $118.4 million,1 demonstrating the significant leverage inherent in our business model as we scale. Fourth quarter Adjusted EBITDA margin expanded to 22%, our highest quarterly margin to date, with full year margin reaching 19%. "We ended 2025 with $495.8 million in cash, a significant increase from $160.5 million at year-end 2024, primarily driven by operating cash flow of $88.6 million, up 172% year-over-year, and the net proceeds from our June 2025 convertible notes offering. This provides substantial financial flexibility to invest in our highest-return growth opportunities while maintaining disciplined capital allocation. "Looking ahead to 2026, we expect revenue growth acceleration driven by both our core subscription business and the scaling of our advertising platform. We plan to invest in strategic initiatives including international expansion, advertising platform scaling, and continued product innovation, while remaining committed to balancing growth investment with margin expansion, and we are on track to achieving our strategic target of above 35% Adjusted EBITDA margin." Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 1

Q4'25 Financial Highlights

- Total Q4'25 revenue of $146.0 million, a YoY increase of 26%, with total subscription revenue of $102.5 million, up 30% YoY and core subscription revenue[2] of $97.3 million, up 33% YoY.
- Annualized Monthly Revenue (AMR) of $478.0 million, up 30% YoY.
- Q4'25 Net Income of $129.7 million, up 1,426% YoY, includes a one-time, non-cash tax benefit of $118.4 million.[1]
- Adjusted EBITDA[3] of $32.4 million increased 53% over $21.2 million in Q4'24.
- Positive Operating Cash Flow of $36.8 million, up 199% YoY.
- Quarter-end cash, cash equivalents and restricted cash of $495.8 million, an increase of $335.3 million from Q4'24, which was primarily the result of net capital raised from the issuance of the June 2025 convertible notes.

Q4'25 Operating Highlights

- Q4'25 global MAU net additions of 4.2 million lifted total MAU to approximately 95.8 million, up 20% YoY.
- Q4'25 global Paying Circle net additions totaled 132 thousand, with full-year 2025 net additions of 576 thousand representing the largest annual subscriber net adds on record. Total Paying Circles grew 26% YoY to 2.8 million.
- Average Revenue Per Paying Circle (ARPPC) increased 6% YoY primarily due to U.S. price increases for new and existing annual subscribers implemented in the second half of 2024 and continuing into 2025, a shift in product mix toward higher-priced offerings, and the introduction of higher-priced membership tiers across select international markets throughout 2024 and 2025.

Key Performance Indicators

(in millions, except ARPPC, ARPPS, ASP, and percentages)	Q4 2025	Q4 2024	% YoY
Core[4]			
Monthly Active Users (MAU) - Global[5]	95.8	79.6	20 %
U.S.	50.6	43.7	16 %
International	45.3	36.0	26 %
ANZ	3.5	2.7	26 %
Paying Circles - Global[6]	2.8	2.3	26 %
U.S.	2.0	1.6	23 %
International	0.8	0.6	32 %
Average Revenue per Paying Circle (ARPPC)[7,8]	$ 139.54	$ 131.76	6 %
Life360 Consolidated			
Subscriptions[9]	3.4	2.9	17 %
Average Revenue per Paying Subscription (ARPPS)[8,10]	$ 122.41	$ 110.43	11 %
Net hardware units shipped[11]	1.9	1.9	3 %
Average Selling Price (ASP)[12,13]	$ 10.06	$ 12.56	(20)%
Annualized Monthly Revenue (AMR)	$ 478.0	$ 367.6	30 %

	FY 2025	FY 2024	% YoY
Core[4]			
Average Revenue per Paying Circle (ARPPC)[7,8]	$ 136.63	$ 128.00	7 %
Life360 Consolidated			
Average Revenue per Paying Subscription (ARPPS)[8,10]	$ 118.17	$ 106.16	11 %
Net hardware units shipped[11]	4.2	3.9	7 %
Average Selling Price (ASP)[12,13]	$ 12.25	$ 13.72	(11)%

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

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- Global MAU increased 20% YoY to approximately 95.8 million, with Q4'25 net additions of 4.2 million, delivering the largest Q4 user net additions in the Company's history. U.S. MAU increased 16% YoY, with Q4'25 net adds of 1.8 million. International MAU increased 26% YoY, with Q4'25 net adds of 2.4 million.
- Q4'25 global Paying Circle net additions of 132 thousand, driven by strong U.S. and international performance. U.S. Paying Circles increased 23% YoY driven by improved conversion metrics. International Paying Circles maintained strong momentum, up 32% YoY.
- Q4'25 global ARPPC increased 6% YoY. U.S. ARPPC increased 5% YoY, benefiting from price increases for new and existing annual subscribers implemented in the second half of 2024 and continuing into 2025, as well as a shift in product mix towards higher-priced offerings. Q4'25 international ARPPC increased 16% YoY, reflecting the benefit of legacy subscriber price increases, the introduction of higher-priced membership tiers in non-Triple Tier markets, and continued growth in existing Triple Tier markets.
- Q4'25 net hardware units shipped increased 3% YoY primarily driven by increased online retail demand. The Average Selling Price of hardware units shipped decreased 20% YoY primarily due to a shift in channel mix and an increase in discounts.
- December 2025 AMR increased 30% YoY, benefitting from continued subscriber growth as well as an increase in other recurring revenue.

Operating Results

Revenue

	Three Months Ended December 31,		Year Ended December 31,	
	2025	2024	2025	2024
($ millions)	*(unaudited)*			
Subscription revenue	$ 102.5	$ 78.8	$ 369.3	$ 277.8
U.S. subscription revenue	*84.9*	*66.9*	*308.8*	*240.6*
International subscription revenue	*17.6*	*11.8*	*60.4*	*37.3*
Hardware revenue	19.3	23.8	51.8	57.6
Other revenue	24.2	13.0	68.4	36.0
Total revenue	$ 146.0	$ 115.5	$ 489.5	$ 371.5

- Q4'25 total subscription revenue increased 30% YoY to $102.5 million, primarily driven by growth in Paying Circles.
- Q4'25 hardware revenue decreased 19% YoY to $19.3 million as higher unit shipments were more than offset by increased promotional and competitive discounts and lower revenue related to bundled offerings.
- Q4'25 other revenue increased 86% YoY to $24.2 million due to increases in data and partnership revenue, which includes advertising revenue, and is primarily due to an increased number of partners and higher spend under existing arrangements.

Core Subscription Revenue

- Core subscription revenue is defined as GAAP subscription revenue derived from the Life360 mobile application and excludes non-core subscription revenue, which we define as GAAP subscription revenue from other hardware related subscription offerings, for the reported period. Core subscription revenue represents revenue derived from, and the overall success of, our core product offering. Q4'25 core subscription revenue increased 33% YoY primarily driven by a 26% YoY increase in Paying Circles and a 6% higher ARPPC.[14]

	Three Months Ended December 31,		Year Ended December 31,	
	2025	2024	2025	2024
($ millions)	*(unaudited)*			
Subscription revenue	$ 102.5	$ 78.8	$ 369.3	$ 277.8
Non-Core subscription revenue	(5.2)	(5.7)	(22.2)	(22.6)
Core subscription revenue[15]	$ 97.3	$ 73.1	$ 347.1	$ 255.2

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

3

Gross Profit

($ millions, except percentages)	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	Year Ended December 31, 2025	Year Ended December 31, 2024
	(unaudited)			
Gross Profit	$ 109.7	$ 85.5	$ 380.8	$ 279.2
Gross Margin	*75 %*	*74 %*	*78 %*	*75 %*
Gross Margin (Subscription Only)	*87 %*	*86 %*	*86 %*	*85 %*

- Q4'25 gross margin increased to 75% from 74% in the prior year, driven by a higher mix of subscription and other revenue as well as year-over-year margin improvement in both categories.

Operating Expenses

($ millions)	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	Year Ended December 31, 2025	Year Ended December 31, 2024
	(unaudited)			
Research and development	$ 33.3	$ 29.8	$ 128.4	$ 113.1
Sales and marketing	41.8	33.5	155.0	113.4
General and administrative	25.6	16.5	78.6	60.7
Total operating expenses	**$ 100.7**	**$ 79.8**	**$ 362.0**	**$ 287.1**
Total operating expenses as % of revenue	*69 %*	*69 %*	*74 %*	*77 %*

- Q4'25 operating expenses, excluding commissions, increased 26% YoY, while operating expenses as a percentage of revenue remained flat at 69%. For the full year, operating expenses, excluding commissions, increased 25% YoY, while operating expenses as a percentage of revenue decreased 3% YoY. These results demonstrate our ongoing focus on cost discipline and operational efficiency.
- Q4'25 research and development costs increased 12% YoY, primarily driven by higher personnel-related and technology costs due to Company growth.
- Q4'25 sales and marketing costs increased 25% YoY, primarily driven by higher commissions, which represent nearly half of total sales and marketing expense and increased in line with subscription revenue growth, as well as a strategic increase in growth media spend to support new initiatives.
- Q4'25 general and administrative expenses increased 55% YoY, primarily driven by higher personnel-related costs due to Company growth, as well as professional and outside services costs related to acquisitions.

Cash Flow

($ millions)	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	Year Ended December 31, 2025	Year Ended December 31, 2024
	(unaudited)			
Net cash provided by operating activities	$ 36.8	$ 12.3	$ 88.6	$ 32.6
Net cash used in investing activities	(1.4)	(6.8)	(35.3)	(10.1)
Net cash provided by (used in) financing activities	3.2	(5.2)	282.1	67.3
Net Increase in Cash, Cash Equivalents, and Restricted Cash	38.6	0.3	335.4	89.7
Cash, Cash Equivalents, and Restricted Cash at the End of the Period	**$ 495.8**	**$ 160.5**	**$ 495.8**	**$ 160.5**

- Life360 ended Q4'25 with cash, cash equivalents and restricted cash of $495.8 million, an increase of $38.6 million from Q3'25.
- Q4'25 operating cash flow was $36.8 million. This was offset by $1.4 million used in investing activities primarily for internally developed software. Additionally, $3.2 million was provided by financing activities primarily from the exercise of stock options.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

4

- Q4'25 net cash provided by operating activities of $36.8 million was higher than Adjusted EBITDA of $32.4 million primarily due to the timing of receipts and payables. See the Adjusted EBITDA section below for the definition and reconciliation of Adjusted EBITDA.
- Cash, cash equivalents and restricted cash increased $335.4 million YoY. The increase was primarily driven by $275.4 million related to the June 2025 convertible notes and $88.6 million in positive operating cash flow. This was primarily offset by a $25.0 million investment in the Aura convertible notes.

Adjusted EBITDA

To supplement our consolidated financial statements prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to facilitate analysis of our financial and business trends and for internal planning and forecasting purposes. For more information, see the "Supplementary and Non-GAAP Financial Information" section below.

Non-GAAP financial measures include adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) and Adjusted EBITDA Margin. Adjusted EBITDA is defined as net income (loss), excluding (i) convertible notes and derivative liability fair value adjustments, (ii) gains and losses on the settlement of convertible notes and derivative liabilities, (iii) gain (loss) on change in fair value of investments, (iv) benefit from income taxes, (v) depreciation and amortization, (vi) interest income, (vii) other expense, net, (viii) acquisition and investment related transaction costs, (ix) stock-based compensation, (x) warehouse relocation costs, (xi) IPO-related transaction costs, including secondary offering costs, and (xii) workplace restructuring costs. These items are excluded from Adjusted EBITDA because they are non-cash in nature, because the amount and timing of these items are unpredictable, or because they are not driven by core results of operations and render comparisons with prior periods and competitors less meaningful.

The following table presents a reconciliation of Net income (loss), the most directly comparable GAAP measure, to Adjusted EBITDA:

	Three Months Ended December 31,		Year Ended December 31,	
	2025	2024	2025	2024
($ thousands, except percentages)				
Net income (loss)	$ 129,655	$ 8,498	$ 150,832	$ (4,555)
Net income (loss) margin	*89 %*	*7 %*	*31 %*	*(1)%*
Add (deduct):				
Convertible notes fair value adjustment[16]	—	—	—	608
Derivative liability fair value adjustment[16]	—	—	—	1,707
Loss on settlement of convertible notes[17]	—	—	—	440
Gain on settlement of derivative liability	—	—	—	(1,924)
Gain (loss) on change in fair value of investments[18]	1,481	—	(609)	(5,389)
Benefit from income taxes[1]	(117,994)	(2,217)	(118,173)	(71)
Depreciation and amortization[19]	3,470	2,720	13,329	9,778
Interest income	(4,666)	(10,223)	(13,705)	(6,009)
Other expense, net	479	9,660	481	1,647
Acquisition and investment related transaction costs[20]	3,827	—	4,876	—
Stock-based compensation	15,475	11,762	55,460	42,269
Warehouse relocation costs[21]	706	—	706	—
IPO-related transaction costs, including secondary offering costs	—	1,046	—	6,830
Workplace restructuring costs[22]	—	—	—	153
Adjusted EBITDA	$ 32,433	$ 21,246	$ 93,197	$ 45,484
Adjusted EBITDA margin	*22 %*	*18 %*	*19 %*	*12 %*

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

5

• Q4'25 delivered a positive Adjusted EBITDA contribution of $32.4 million versus $21.2 million in Q4’24 as a result of continued strong subscription and other revenue growth as well as improved operating leverage. Earnings Guidance23 For FY’26, Life360 expects to deliver: • Global MAU growth of 20% year-over-year; • Consolidated revenue of $640 million to $680 million (YoY growth of 31% to 39%), comprised of: ◦ Subscription revenue of $460 million to $470 million (YoY growth of 25% to 27%); ◦ Other revenue of $140 million to $160 million (YoY growth of 105% to 134%); ◦ Hardware revenue of $40 million to $50 million; • Adjusted EBITDA3 of $128 million to $138 million, which represents margin of approximately 20%. Due to timing of investments in initiatives to support our growth, and seasonality, we anticipate Adjusted EBITDA to be lightly weighted in the first half of 2026, and heavily weighted in the second half of 2026. Investor Conference Call A conference call will be held today as follows: US PDT: Monday 2 March 2026 at 2 p.m. US EDT: Monday 2 March 2026 at 5 p.m. AEDT: Tuesday 3 March 2026 at 9 a.m. The call will be held as a Zoom audio webinar. Participants wishing to ask a question should register and join via their browser here. Participants joining via telephone will be in listen only mode. Dial in details U.S.: +1 669 900 6833 Australia: +61 2 8015 6011 Other countries: details Meeting ID: 973 3592 2865 A replay will be available after the call at https://investors.life360.com. Authorization Lauren Antonoff, Director and Chief Executive Officer of Life360, authorized this announcement being given to ASX. About Life360 Life360, a family connection and safety company, keeps people close to the ones they love. The category- leading mobile app and hardware tracking devices empower members to stay connected to the people, pets, and things they care about most, with a range of services, including location sharing, safe driver reports, and crash detection with emergency dispatch. As a remote-first company based in the San Francisco Bay Area, Life360 serves approximately 95.8 million monthly active users (MAU), as of December 31, 2025, across more than 180 countries. Life360 delivers peace of mind and enhances everyday family life in all the moments that matter, big and small. For more information, please visit life360.com. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 6

Contacts For U.S. investor inquiries: For U.S. media inquiries: Raymond (RJ) Jones Lynnette Bruno rjones@life360.com press@life360.com For Australian investor inquiries: For Australian media inquiries: Jolanta Masojada, +61 417 261 367 Giles Rafferty, +61 481 467 903 jmasojada@life360.com grafferty@firstadvisers.com.au Forward-looking statements This announcement and the accompanying presentation and conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Life360 intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements regarding Life360’s intentions, objectives, plans, expectations, assumptions and beliefs about future events, including Life360’s expectations with respect to the financial and operating performance of its business, including subscription revenue, hardware revenue, other revenue and consolidated revenue and ability to create new revenue streams; the resiliency of Life360’s core subscription business; the ability of Life360 to adapt to and mitigate the impact of macroeconomic considerations including tariffs and trade barriers; its ability to deliver contextually relevant advertisements that enhance the user experience by leveraging its extensive first-party location data; Adjusted EBITDA, and operating cash flow; expectations regarding MAU and other member metrics; its capital position; future growth and market opportunities; plans to launch new features and products; the impact of price increases and expansion of product offerings in the UK, Australia and New Zealand on future results of operations; its expectations of growth in its data business; its expectation of a new enterprise revenue stream and enhanced location capabilities of its hardware devices; its focus on developing a GPS lineup, built on Jiobit technology, the timing of new devices, and the potential for the next generation of hardware to drive a new wave of subscription growth; as well as Life360’s expectations of any changes to the information disclosed herein. The words “anticipate”, “believe”, “expect”, “project”, “predict”, “will”, “forecast”, “estimate”, “likely”, “intend”, “outlook”, “should”, “could”, “may”, “target”, “plan” and other similar expressions can generally be used to identify forward- looking statements. Indications of, and guidance or outlook on, future earnings or financial position or performance are also forward- looking statements. Investors and prospective investors are cautioned not to place undue reliance on these forward-looking statements as they involve inherent risk and uncertainty (both general and specific) and should note that they are provided as a general guide only and should not be relied on as an indication or guarantee of future performance. There is a risk that such predictions, forecasts, projections and other forward-looking statements will not be achieved. Subject to any continuing obligations under applicable law, Life360 does not undertake any obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date of this announcement, to reflect any change in expectations in relation to any forward-looking statements or any change in events, conditions or circumstances on which any such statements are based. Although Life360 believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, Life360 can give no assurance that such expectations and assumptions will prove to be correct and, actual results may vary in a materially positive or negative manner. Forward-looking statements are subject to known and unknown risks, uncertainty, assumptions and contingencies, many of which are outside Life360’s control, and are based on estimates and assumptions that are subject to change and may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include risks related to the preliminary nature of financial results, risks related to Life360’s business, market risks, Life360’s need for additional capital, and the risk that Life360’s products and services may not perform as expected, as described in greater detail under the heading “Risk Factors” in Life360’s ASX and SEC filings, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2026. To the maximum extent permitted by law, responsibility for the accuracy or completeness of any forward-looking statements whether as a result of new information, future events or results or otherwise is disclaimed. This announcement should not be relied upon as a recommendation or forecast by Life360. Past performance information given in this document is given for illustrative purposes only and is not necessarily a guide to future performance and no representation or warranty is made by any person as to the likelihood of achievement or reasonableness of any forward-looking statements, forecast financial information, future share price performance or any underlying assumptions. Nothing contained in this document nor any information made available to you is, or shall be relied upon as, a promise, representation, warranty or guarantee as to the past, present or the future performance of Life360. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 7

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Dollars in U.S. $, in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,	
	2025	2024	2025	2024
Subscription revenue	$ 102,497	$ 78,755	$ 369,253	$ 277,845
Hardware revenue	19,331	23,756	51,816	57,589
Other revenue	24,151	13,018	68,412	36,050
Total revenue	145,979	115,529	489,481	371,484
Cost of subscription revenue	13,775	10,647	50,968	41,014
Cost of hardware revenue	20,684	18,078	51,175	47,225
Cost of other revenue	1,863	1,298	6,496	4,088
Total cost of revenue	36,322	30,023	108,639	92,327
Gross profit	109,657	85,506	380,842	279,157
Operating expenses:				
Research and development	33,338	29,788	128,409	113,071
Sales and marketing	41,758	33,532	154,963	113,350
General and administrative	25,607	16,469	78,644	60,712
Total operating expenses	100,703	79,789	362,016	287,133
Income (loss) from operations	8,954	5,717	18,826	(7,976)
Other income (expense):				
Convertible notes fair value adjustment	—	—	—	(608)
Derivative liability fair value adjustment	—	—	—	(1,707)
Loss on settlement of convertible notes	—	—	—	(440)
Gain on settlement of derivative liability	—	—	—	1,924
Gain (loss) on change in fair value of investments	(1,481)	—	609	5,389
Interest income	4,666	1,795	13,705	6,009
Other expense, net	(478)	(1,231)	(481)	(7,217)
Total other income (expense), net	2,707	564	13,833	3,350
Income (loss) before income taxes	11,661	6,281	32,659	(4,626)
Benefit from income taxes	(117,994)	(2,217)	(118,173)	(71)
Net income (loss)	129,655	8,498	150,832	(4,555)
Net income (loss) per share, basic	$ 1.65	$ 0.11	$ 1.95	$ (0.06)
Net income (loss) per share, diluted	$ 1.51	$ 0.10	$ 1.77	$ (0.06)
Weighted-average shares used in computing net income (loss) per share, basic	78,733,783	74,920,574	77,251,239	72,125,571
Weighted-average shares used in computing net income (loss) per share, diluted	86,004,809	83,212,947	85,172,415	72,125,571
Comprehensive income (loss)				
Net income (loss)	129,655	8,498	150,832	(4,555)
Change in foreign currency translation adjustment	(81)	38	4	35
Total comprehensive income (loss)	$ 129,574	$ 8,536	$ 150,836	$ (4,520)

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

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Consolidated Balance Sheets (Dollars in U.S. $, in thousands) December 31, 2025 December 31, 2024 Assets Current Assets: Cash and cash equivalents $ 494,261 $ 159,238 Accounts receivable, net 80,715 57,997 Inventory 9,867 8,057 Costs capitalized to obtain contracts, net 1,211 1,098 Prepaid expenses and other current assets 20,050 14,599 Total current assets 606,104 240,989 Restricted cash, noncurrent 1,567 1,221 Property and equipment, net 3,019 1,779 Costs capitalized to obtain contracts, noncurrent 869 1,049 Prepaid expenses and other assets, noncurrent 48,480 21,611 Operating lease right-of-use asset 335 683 Intangible assets, net 38,277 40,574 Goodwill 134,619 133,674 Deferred tax assets, net 126,418 — Total Assets $ 959,688 $ 441,580 Liabilities and Stockholders’ Equity Current Liabilities: Accounts payable 8,411 $ 5,463 Accrued expenses and other current liabilities 42,002 32,015 Deferred revenue, current 46,377 39,860 Total current liabilities 96,790 77,338 Convertible notes, net, noncurrent 310,386 — Deferred revenue, noncurrent 4,330 5,338 Other liabilities, noncurrent — 359 Total Liabilities $ 411,506 $ 83,035 Commitments and Contingencies Stockholders’ Equity Common stock 79 75 Additional paid-in capital 686,921 648,124 Accumulated deficit (138,866) (289,698) Accumulated other comprehensive income 48 44 Total stockholders’ equity 548,182 358,545 Total Liabilities and Stockholders’ Equity $ 959,688 $ 441,580 Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 9

Consolidated Statements of Cash Flows (Dollars in U.S. $, in thousands) Year Ended December 31, 2025 2024 Cash Flows from Operating Activities: Net income (loss) $ 150,832 $ (4,555) Adjustments to reconcile net income (loss) to net cash provided by operating activities: Depreciation and amortization 13,329 9,778 Amortization of costs capitalized to obtain contracts 1,297 1,268 Amortization of operating lease right-of-use asset 348 331 Stock-based compensation expense, net of amounts capitalized 55,460 42,269 Non-cash interest expense, net 1,271 59 Convertible notes fair value adjustment — 608 Derivative liability fair value adjustment — 1,707 Loss on settlement of convertible notes — 440 Gain on settlement of derivative liability — (1,924) Gain on change in fair value of investments (609) (5,389) Provision for credit losses 799 300 Non-cash revenue from investments (1,174) (1,040) Deferred income taxes (118,354) — Changes in operating assets and liabilities, net of acquisition: Accounts receivable, net (23,518) (16,117) Prepaid expenses and other assets (6,706) 135 Inventory (1,810) (3,958) Costs capitalized to obtain contracts, net (1,231) (1,571) Accounts payable 3,060 (433) Accrued expenses and other current liabilities 9,312 4,504 Deferred revenue 6,683 6,564 Other liabilities, noncurrent (359) (364) Net cash provided by operating activities 88,630 32,612 Cash Flows from Investing Activities: Cash paid for acquisition (2,825) — Internally developed software (5,716) (3,945) Purchase of property and equipment (1,792) (1,187) Related Party SAFE — (5,000) Convertible note investment (25,000) — Net cash used in investing activities (35,333) (10,132) Cash Flows from Financing Activities: Proceeds related to tax withholdings on restricted stock settlements and the exercise of stock options and warrants 69,520 14,553 Taxes paid related to net settlement of equity awards (62,836) (33,995) Proceeds from issuance of common stock in U.S. initial public offering, net of underwriting discounts and commissions — 93,000 Payments of U.S. initial public offering issuance costs — (6,292) Proceeds from issuance of convertible senior notes 320,000 — Payments of debt issuance costs (10,884) — Purchase of capped calls (33,728) — Net cash provided by financing activities 282,072 67,266 Net Increase in Cash, Cash Equivalents, and Restricted Cash 335,369 89,746 Cash, Cash Equivalents and Restricted Cash at the Beginning of the Period 160,459 70,713 Cash, Cash Equivalents, and Restricted Cash at the End of the Period $ 495,828 $ 160,459 Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 10

Supplementary and Non-GAAP Financial Information

We report our financial results in accordance with GAAP, however, management believes that certain non-GAAP financial measures, such as Adjusted EBITDA, and the other measures presented in the tables below provide useful information to investors and others in understanding and evaluating our results of operations, as well as providing useful measures for period-to-period comparisons of our business performance. Moreover, we have included non-GAAP financial measures in this media release because they are key measurements used by our management team internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Our non-GAAP financial measures are presented for supplemental informational purposes only, may not be comparable to similarly titled measures used by other companies and should not be used as substitutes for analysis of, or superior to, our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP. As such, you should consider these non-GAAP financial measures in addition to other financial performance measures presented in accordance with GAAP, including various cash flow metrics, net income (loss) and our other GAAP results.

Non-GAAP cost of revenue is presented to understand margin economically and non-GAAP operating expenses are presented to understand operating efficiency. Non-GAAP cost of revenue and Non-GAAP operating expenses present direct and indirect expenses adjusted for non-cash expenses, such as stock-based compensation, depreciation and amortization, and non-recurring expenses, such as workplace restructuring costs, warehouse relocation costs, and transaction costs related to acquisitions, investments, and our IPO. A reconciliation of GAAP financial information to Non-GAAP financial information for cost of revenue and operating expenses has been provided as supplementary information below.

GAAP Cost of Revenue to Non-GAAP Cost of Revenue Reconciliation[24]

	Three Months Ended December 31,		Year Ended December 31,	
	2025	2024	2025	2024
(in millions)				
Cost of subscription revenue, GAAP	$ 13.8	$ 10.6	$ 51.0	$ 41.0
Less: Depreciation and amortization, GAAP	(1.0)	(0.7)	(4.3)	(1.7)
Less: Stock-based compensation, GAAP	(0.5)	(0.2)	(1.9)	(0.7)
Total cost of subscription revenue, Non-GAAP	$ 12.2	$ 9.8	$ 44.8	$ 38.5
Cost of hardware revenue, GAAP	$ 20.7	$ 18.1	$ 51.2	$ 47.2
Less: Depreciation and amortization, GAAP	(1.0)	(1.0)	(3.9)	(3.7)
Less: Stock-based compensation, GAAP	(0.4)	(0.2)	(1.5)	(0.8)
Total cost of hardware revenue, Non-GAAP	$ 19.3	$ 16.9	$ 45.8	$ 42.7
Cost of other revenue, GAAP	$ 1.9	$ 1.3	$ 6.5	$ 4.1
Less: Depreciation and amortization, GAAP	(0.2)	—	(0.6)	—
Total cost of other revenue, Non-GAAP	$ 1.7	$ 1.3	$ 5.9	$ 4.1
Cost of revenue, GAAP	$ 36.3	$ 30.0	$ 108.6	$ 92.3
Less: Depreciation and amortization, GAAP	(2.2)	(1.6)	(8.9)	(5.5)
Less: Stock-based compensation, GAAP	(0.9)	(0.4)	(3.4)	(1.5)
Total cost of revenue, Non-GAAP	$ 33.2	$ 28.0	$ 96.4	85.3

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

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GAAP Operating expenses to Non-GAAP Operating Expenses Reconciliation[24]

	Three Months Ended December 31,		Year Ended December 31,	
	2025	2024	2025	2024
(in millions)				
Research and development expense, GAAP	$ 33.3	$ 29.8	$ 128.4	$ 113.1
Less: Depreciation and amortization, GAAP	—	—	(0.1)	(0.1)
Less: Stock-based compensation, GAAP	(7.3)	(7.0)	(28.0)	(25.5)
Less: Other, GAAP	—	—	(0.7)	—
Total Research and development, Non-GAAP	$ 26.1	$ 22.7	$ 99.6	$ 87.5
Sales and marketing expense, GAAP	$ 41.8	$ 33.5	$ 155.0	$ 113.4
Less: Depreciation and amortization, GAAP	(1.2)	(1.1)	(4.4)	(4.2)
Less: Stock-based compensation, GAAP	(1.6)	(1.1)	(7.0)	(3.3)
Total Sales and marketing expense, Non-GAAP	$ 38.9	$ 31.4	$ 143.5	$ 105.8
General and administrative expense, GAAP	$ 25.6	$ 16.5	$ 78.6	$ 60.7
Less: Stock-based compensation, GAAP	(5.7)	(3.3)	(17.0)	(11.9)
Less: Other, GAAP	(4.5)	—	(4.8)	(0.2)
Total General and administrative expense, Non-GAAP	$ 15.4	$ 13.2	$ 56.8	$ 48.6
Total Operating expenses, GAAP	$ 100.7	79.8	362.0	287.1
Less: Depreciation and amortization, GAAP	(1.2)	(1.1)	(4.5)	(4.3)
Less: Stock-based compensation, GAAP	(14.5)	(11.4)	(52.1)	(40.7)
Less: Other, GAAP	(4.5)	—	(5.6)	(0.2)
Total Operating expenses, Non-GAAP	$ 80.4	$ 67.3	$ 299.9	$ 241.9

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.
Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com
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Footnotes 1 The Company recorded a total income tax benefit of $118.2 million for the year. This amount primarily reflects a $118.4 million one-time, non-cash income tax benefit related to the release of a valuation allowance, driven by current and projected taxable income that supports the realizability of the Company's deferred tax assets. This was partially offset by $0.2 million of income tax expense. 2 Core subscription revenue is defined as subscription revenue derived from the Life360 mobile application and excludes non-core subscription revenue which relates to other hardware related subscription offerings. For more information, including the use of this measure, refer to the “Core subscription revenue” section. 3 Adjusted EBITDA is a Non-GAAP measure. For more information, including the definition of Adjusted EBITDA, the use of this non-GAAP measure, as well as a reconciliation of Net Income (Loss) to Adjusted EBITDA, refer to the “Adjusted EBITDA” and “Supplementary and Non-GAAP Financial Information” sections. 4 Core metrics relate solely to the Life360 mobile application. 5 MAU is defined as a unique member who engages with our Life360 branded services each month, which includes both paying and non-paying members, and excludes certain members who have a delayed account setup. 6 A Paying Circle is defined as a group of Life360 members with a paying subscription that has been billed as of the end of a period. 7 ARPPC is defined as annualized subscription revenue recognized and derived from the Life360 mobile application, excluding certain revenue adjustments related to bundled Life360 subscription and hardware offerings, for the reported period divided by the Average Paying Circles during the same period. 8 Excludes revenue related to bundled Life360 subscription and hardware offerings of immaterial amounts and $(0.8) million for the quarter and year ended December 31, 2025, respectively, and $(0.6) million and $(4.6) million for the quarter and year ended December 31, 2024, respectively. 9 Subscriptions are defined as the number of paying subscribers associated with the Life360 and Tile brands who have been billed as of the end of the period. 10 ARPPS is defined as annualized total subscription revenue recognized and derived from Life360 and Tile subscriptions, excluding certain revenue adjustments related to bundled Life360 subscription and hardware offerings, for the reported period divided by the average number of paying subscribers during the same period. 11 Net hardware units shipped represent the number of hardware tracking devices sold during the period, excluding hardware units related to bundled Life360 subscription and hardware offerings, net of returns by our retail partners and direct consumers. 12 Excludes revenue related to bundled Life360 subscription and hardware offerings of immaterial amounts and $0.7 million for the quarter and year ended December 31, 2025, respectively, and $0.4 million and $4.3 million for the quarter and year ended December 31, 2024, respectively. 13 To determine the net ASP of a unit, we divide hardware revenue recognized, excluding revenue related to bundled Life360 subscription and hardware offerings, for the reported period by the number of net hardware units shipped during the same period. 14 Refer to the ‘Key Performance Indicators’ section for additional information regarding the impact of bundled offerings on KPI calculations for the periods presented. 15 Beginning with the second quarter of 2024, the definition of Core subscription revenue was updated and calculated in accordance with GAAP. 16 To reflect the change in fair value of the September 2021 Convertible Notes and derivative liability associated with the July 2021 Convertible Notes. 17 Relates to the settlement of the July 2021 Convertible Notes and September 2021 Convertible Notes. 18 Relates to the changes in fair value of the Related Party Investment and the Convertible Note Investment. Refer to the FY 2025 10-K for the definition and additional information on the Related Party Investment and Convertible Note Investment. 19 Includes depreciation on fixed assets and amortization of intangible assets. 20 Relates to costs incurred in connection with the acquisition of Nativo, Inc., the Convertible Note Investment, and the asset acquisition of Fantix, Inc., including one-time bonus payments. 21 Relates to non-recurring warehouse relocation costs associated with the move of certain hardware manufacturing operations. 22 Relates to non-recurring personnel and severance related expenses. 23 With respect to forward looking non-GAAP guidance, we are not able to reconcile the forward-looking non-GAAP Adjusted EBITDA measure to the closest corresponding GAAP measure without unreasonable efforts because we are unable to predict the ultimate outcome of certain significant items, which are fluid and unpredictable in nature. In addition, the Company believes such a reconciliation would imply a degree of precision that may be confusing or misleading to investors. These items include, but are not limited to, litigation costs and fair value adjustments. These items may be material to our results calculated in accordance with GAAP. 24 For the definitions of Non-GAAP cost of revenue and Non-GAAP operating expenses, refer to the "Supplementary and Non-GAAP Financial Information" section. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 13